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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      January 27, 1997

                                ENDOCARE, INC.
            (Exact name of registrant as specified in its charter)





         Delaware                    0-27212                    33-0618093
     (State or other               (Commission               (I.R.S. Employer
       jurisdiction                File Number)            Identification No.)
    of incorporation)




  18 Technology Drive, Suite 134, Irvine, California               92618
       (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code   (714) 450-1410

                                 Not Applicable
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

            Endocare, Inc., a Delaware corporation (the "Company"), has sold 2,218,714 shares of its Common Stock in a private placement which closed January 27, 1997 for aggregate gross proceeds of $7,765,499, less placement agent fees of $543,584.93 and other offering expenses. The price per share was $3.50. Oppenheimer & Co., Inc. acted as placement agent for the offering. The Company has agreed to use its best efforts to register the shares of Common Stock for resale under the Securities Act of 1933, as amended, within 15 business days from the closing date of the private placement. A copy of the Purchase Agreement dated January 21, 1997 by and among the Company and each of the purchasers listed on Exhibit A, the Schedule of Investors, is attached as Exhibit 10.11 and is incorporated herein by reference.


            In addition, on January 27, 1997, at the request of the holders, the Company converted an aggregate principal amount of $750,000 of the Company's Convertible Secured Promissory Notes due August 26, 1998 (the "Notes"), plus accrued interest thereon, into 332,000 shares of Common Stock. The Notes were issued on August 26, 1996 in a private placement to four limited partnerships managed by Technology Funding, Ltd. The remaining $750,000 may be borrowed by the Company under the Notes at any time prior to their maturity on August 26, 1998 if the Company meets certain financial requirements set forth in the Notes.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


Exhibit No.       Description
-----------       -----------

10.11             Purchase Agreement


                                       2.
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                                   SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 28, 1997            ENDOCARE, INC.,
                                    a Delaware corporation


                                    By:   /s/ Paul W. Mikus
                                       ----------------------------------
                                          Paul W. Mikus
                                          President and Chief Executive Officer





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                               ENDOCARE, INC. 8-K
                                INDEX TO EXHIBITS


Exhibit No.       Description
-----------       -----------

10.11             Purchase Agreement








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